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                                 NEWS RELEASE


DATE:               November 19, 1997
CONTACT:            James D. Rose, President
TELEPHONE:          (505) 324-9542

                        FIRST PLACE FINANCIAL CORPORATION

FARMINGTON, NEW MEXICO - On November 19, 1997, the Board of Directors of First Place Financial Corporation approved a stock repurchase plan (the "Plan") pursuant to Rule 10b-18 under the Securities Exchange Act of 1934, as amended. Pursuant to the Plan, the Company may, from time to time, repurchase shares of its common stock, (no par value), at market value as determined by the executive officers of the Company in accordance with the procedures of Rule 10b-18. The Company may purchase up to 200,000 shares of its common stock pursuant to the Plan.

     Shareholders interested in obtaining information should contact James D. Rose at (505) 324-9542 during regular business hours.

     First Place Financial Corporation, based in Farmington, New Mexico, owns First National Bank of Farmington, Western Bank, Gallup, New Mexico, and Burns National Bank of Durango, Colorado and is the largest bank holding company headquartered in New Mexico.